UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2012

Universal Business Payment Solutions Acquisition Corporation

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Radnor Financial Center 150 North Radnor-Chester Road, Suite F-200 Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 977-2482

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name of Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Information

Release of Shares from Escrow

As partial consideration for an investor entering into the Note Agreement, UBPS has agreed to terminate the Stock Escrow Agreement, dated as of May 13, 2011, among one of UBPS’s initial stockholders, UBPS and Continental Stock Transfer & Trust Company with respect to 826,000 shares of Common Stock.

Additional Information and Where to Find It

UBPS filed a definitive proxy statement and other relevant documents concerning the transactions with the Securities and Exchange Commission (“SEC”) on November 13, 2012. The definitive proxy statement has been mailed to stockholders of UBPS. Investors and stockholders of UBPS are urged to read the definitive proxy statement and other relevant documents when they become available because they will contain important information about the transactions. Copies of these documents may be obtained free of charge by making a request to UBPS in writing to UBPS, 150 North Radnor-Chester Road, Suite F-200, Radnor, PA 19087. In addition, documents filed with the SEC by UBPS may be obtained free of charge at the SEC’s website at www.sec.gov or by clicking on “SEC Filings” or on UBPS’s website at www.ubpsac.com.

Information Regarding Participants

UBPS and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from UBPS’s stockholders in respect of the transactions. Information concerning the ownership of UBPS’s securities by UBPS’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5. Information regarding UBPS’s directors, executive officers and other persons who may, under rules of the SEC, be considered participants in the solicitation of proxies in connection with the transaction, including their respective interests in the transaction by security holdings or otherwise, will be set forth in the definitive proxy statement concerning the transaction when it is filed with the SEC. Each of these documents is, or will be, available as described above

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2012

UNIVERSAL BUSINESS PAYMENT SOLUTIONS
ACQUISITION CORPORATION

By:	/s/ Bipin C. Shah

Name: Bipin C. Shah
Title: Chairman and Chief Executive Officer